UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) October 30, 2006

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

130 A.C. Moore Drive, Berlin, NJ		08009

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (856) 768-4930

Not Applicable

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     This Current Report on Form 8-K contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, difficulties in determining the outcome and impact of litigation, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions and gasoline prices, the impact of unfavorable weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, including the recent POS conversion, difficulties in implementing measures to reduce costs and expenses and improve margins, supply constraints or difficulties, the effectiveness of and changes to advertising strategies, the costs associated with a change in management, the impact of the threat of terrorist attacks and war,the Company’s ability to maintain an effective system of internal control over financial reporting and other risks detailed in the Company's Securities and Exchange Commission filings.

Item 8.01   Other Events.

On April 4, 2003, Kathleen Stahl, a former store merchandiser for A.C. Moore Arts & Crafts, Inc. (the “Company” or “A.C. Moore”), filed a civil action against the Company in the Superior Court of New Jersey, Burlington County–Law Division for alleged retaliatory harassment and constructive discharge under the New Jersey Conscientious Employee Protection Act. The plaintiff sought lost wages, compensatory and punitive damages, and costs. The complaint was dismissed without prejudice on December 5, 2003 and reinstated on April 15, 2005. On October 23, 2006, a jury trial on the case began. On October 30, 2006, the jury returned a verdict in favor of the plaintiff for $19,600 in lost wages, $1.8 million for emotional distress and $1.5 million in punitive damages. The Company is disappointed with the jury's verdict and believes it is not supported by the evidence. The Company will vigorously pursue an appeal.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: November 3, 2006	By:	/s/ Amy Rhoades
Name: Amy Rhoades
Title: Vice President and General Counsel